Exhibit 99.1

Global Net Lease Closed on Five Industrial Properties for $83.0 Million

NEW YORK, May 17, 2018 /PRNewswire/ -- Global Net Lease, Inc. (NYSE: GNL), a real estate investment trust focused on the acquisition of net lease industrial properties, today announced that it closed on the acquisition of five industrial assets representing approximately 1.4 million square feet for $83.0 million. The five buildings are leased to Contractors Steel Company and were purchased at a price equating to a weighted-average GAAP capitalization rate of 8.19%1 and a weighted-average remaining lease term of 10.0 years2. This transaction strengthens GNL’s already strong Midwest presence and lengthens its weighted-average remaining lease term.

These properties are part of the $293 million of acquisitions announced earlier in 2018 and to date $146.4 million has closed. GNL funded the transactions with borrowings under its revolving credit facility.

Property and Tenant Summary

Founded in 1960 Contractors Steel Company is a steel service supplier with products and services provided to clients throughout the Midwestern U.S. and Canada and has an implied investment grade credit rating on Moody’s Analytics of “Baa33.”

Three of the buildings are located in Michigan, one in Ohio and one in Indiana, all well- positioned near interstate highways and rail facilities. Additionally, the properties are near numerous major cities in the Midwest, further enhancing the company’s supply chain efforts. The industrial buildings included in this transaction comprise all of Contractors Steel Company’s facilities and also house the company’s offices, central inventory, and processing depot.

Property Summary Table

Tenant	Closing Date	Buildings	Square Feet	Asset Type	Lease Term (yrs)(1)	Purchase Price (mm)	Location
Contractors Steel Company	5/16/2018	5	1,392,000	Industrial	10.0	$83.0	Michigan, Ohio and Indiana

(1)	As of May 16, 2018.

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of GNL's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

1 GAAP capitalization rate is a rate of return on a real estate investment property based on the expected, straight-lined rental income that the property will generate under its existing lease. GAAP capitalization rate is calculated by dividing the income the property will generate (before debt service and depreciation and after fixed costs and variable costs) by the acquisition price of the property.

2 The weighted average remaining lease term in years based upon square feet as of May 16, 2018.

3 Implied Investment Grade includes ratings of tenant parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or lease guarantor. Implied Investment Grade ratings are also determined using a proprietary Moody’s analytical tool, which compares the risk metrics of the non-rated company to those of a company with an actual rating. The ratings information is as of March 2, 2018.

CONTACT:

 Investors and Media: Email:

investorrelations@globalnetlease.com

Phone: (212) 415-6510